Exhibit 32

ASPEN EXPLORATION CORPORATION
Certification pursuant to 18 U.S.C. §1350

     To my knowledge: the quarterly report on Form 10-QSB/A-2 for the quarter ended March 31, 2006, containing financial statements for the quarter then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB/A-2 fairly presents, in all material respects, the financial condition and results of operations of Aspen Exploration Corporation for the periods presented.

June 19, 2006

/s/ Robert A. Cohan Robert A. Cohan, Chief Executive Officer, Chief Financial Officer